                                                                      EXHIBIT 5
                  -------------------------------------------
                  APPLICATION FOR INDIVIDUAL VARIABLE ANNUITY
                  -------------------------------------------

INSURANCE COMPANY NAME AND PRODUCT TYPE (PLEASE CHECK ONE):

[ ] American General Annuity Insurance Company ("AGAIC") - Fixed and Variable
    Flexible Premium Deferred Annuity
[ ] Nationwide Life and Annuity Insurance Company - Variable Flexible Premium
    Deferred Annuity
[ ] PFL Life Insurance Company - Fixed and Variable Single Premium Immediate
    Annuity
-------------------------------------------------------------------------------
OWNER:
 NAME: _____________________________________ DAY PHONE: (_____) _______________
 ADDRESS: ________________________ CITY _____________ STATE ______ ZIP ________
 SSN: ____________________ DOB: ______/_____/______ AGE: _____ SEX: [ ] M [ ] F
 CITIZENSHIP: [ ] U.S.;  [ ] RESIDENT ALIEN (____________); [ ] Non-Resident
              Alien (_____________)           (Country)
                       (Country)

JOINT OWNER: (FOR DEFERRED ANNUITIES ONLY; where applicable)/ JOINT ANNUITANT:
(FOR IMMEDIATE ANNUITY ONLY; where applicable)
 NAME: _____________________________________ DAY PHONE: (_____) _______________
 ADDRESS: ________________________ CITY _____________ STATE ______ ZIP ________
 SSN: ____________________ DOB: ______/_____/______ AGE: _____ SEX: [ ] M [ ] F
 RELATIONSHIP TO OWNER_________________________________________________________
 CITIZENSHIP: [ ] U.S.;  [ ] RESIDENT ALIEN (____________); [ ] Non-Resident
              Alien (_____________)           (Country)
                       (Country)

NATIONWIDE ONLY: By initialing here (Owner) _____ (Joint Owner) _____ you are authorizing Nationwide to allow the exercise of Ownership rights (including the right to make exchanges among investment options) independently by EITHER the Owner or Joint Owner.
ANNUITANT: (MUST BE COMPLETED IF DIFFERENT FROM OWNER; MUST BE A NATURAL PERSON)
 NAME: _____________________________________ DAY PHONE: (_____) _______________
 ADDRESS: ________________________ CITY _____________ STATE ______ ZIP ________
 SSN: ____________________ DOB: ______/_____/______ AGE: _____ SEX: [ ] M [ ] F
 CITIZENSHIP: [ ] U.S.;  [ ] RESIDENT ALIEN (____________); [ ] Non-Resident
              Alien (_____________)           (Country)
                       (Country)
PAYEE: (PFL LIFE ONLY)
 NAME: _____________________________________ DAY PHONE: (_____) _______________
 ADDRESS: ________________________ CITY _____________ STATE ______ ZIP ________
 SSN: ____________________
-------------------------------------------------------------------------------
BENEFICIARY DESIGNATION:  [ ] ADDITIONAL BENEFICIARIES
[ ] (FOR AGAIC ONLY) IF YOU DO NOT WANT THE JOINT OWNER TO BE THE PRIMARY
     BENEFICIARY, CHECK HERE AND NAME BENEFICIARY BELOW.
[ ] PRIMARY BENEFICIARY: ____________________________ PERCENTAGE: _________
RELATIONSHIP (to Annuitant): [ ] Spouse [ ] Nonspouse SSN: ____________
DOB: ______/_____/______
-------------------------------------------------------------------------------
INITIAL PREMIUM AMOUNT (check payable to Ins. Company): $_________ [ ] WITH
                       FUNDS [ ] FUNDS WILL FOLLOW
TAX QUALIFIED STATUS:              ANNUITY COMMENCEMENT DATE: _________________
[ ] Non-Qualified     [ ] Roth IRA (Conversion Year _______, if applicable)
    [ ] 1035 Exchange
------------------------------ ------------------------------------------------
INVESTMENT ALLOCATION:         [ ] Traditional IRA -     [ ] Other- ___________
THIS APPLICATION INCLUDES, AND $________________ CONTRIBUTION FOR TAX YEAR ____
IS NOT COMPLETE, WITHOUT THE   $________________ TRUSTEE TRANSFER
INVESTMENT ALLOCATION          $________________ ROLLOVER FROM ________________
FORM: REFER TO FORM FHL-612VS
------------------------------ ------------------------------------------------
WILL THIS ANNUITY REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE CONTRACT?
 [ ] No   [ ] Yes, Company Name: ______________________________________________
I UNDERSTAND THAT ANNUITY PAYMENTS, SURRENDER VALUES, AND BENEFITS, WHEN BASED UPON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT AND MAY INCREASE OR DECREASE IN VALUE. RECEIPT OF A CURRENT PROSPECTUS(ES) IS (ARE) HEREBY ACKNOWLEDGED.
[ ] Please send me a copy of the Statement of Additional Information to the prospectus.
I/WE HAVE READ, AGREED TO AND AFFIRM THE INFORMATION ABOVE AND ON THE REVERSE SIDE.
SIGNED AT _____________________________________________________  ____/____/____
                         CITY                  STATE                  DATE
________________________________________  ______________________________________
          OWNER SIGNATURE                 JOINT OWNER SIGNATURE (if applicable)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
SELLING AGENT REPORT: I [ ] do [ ] do not believe this annuity replaces any existing annuity or life insurance contract.
I HAVE READ, AGREED TO AND AFFIRM THE INFORMATION ABOVE AND ON THE REVERSE SIDE. ____________________ ______________________ (____) ________________ ___/___/___
  AGENT SIGNATURE       AGENT NAME PRINTED    AGENT TELEPHONE NUMBER     DATE
____________________________________________  ____________________________
               AGENCY NAME                    AGENT SOCIAL SECURITY NUMBER
-------------------------------------------------------------------------------
FHL - 612V

INSURANCE COMPANY ADDRESSES:
     o American General Annuity Insurance Company ("AGAIC") - P.O. Box 4342, Houston, TX 77210-4342
     o Nationwide Life and Annuity Insurance Company - One Nationwide Plaza 5th Floor, Columbus, OH 43215
     o PFL Life Insurance Company Home Office - 4333 Edgewood Road NE, Cedar Rapids, IA 52499-0001

FOR ARIZONA APPLICANTS: Upon your written request, the insurance company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within ten days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

FOR COLORADO APPLICANTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the insurance company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

NOTICE TO ALL APPLICANTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

NOTICE REGARDING COMMUNITY OR MARITAL PROPERTY: Unless the insurance company has been notified of a community or marital property interest in the policy, it will rely on its good faith belief that no such interest exists and will assume no responsibility for inquiry.

                              GENERAL INFORMATION

1. The Owner understands that when this application and payment are submitted, the Owner will be entitled to the benefits and bound by the provisions of the insurance company contract. Application is subject to acceptance by the issuing insurance company.

2. The insurance company will not be liable for any loss, liability, cost, or expense, for acting in accordance with instructions of the Owner or Joint Owner.

3. The applicant, by signing the opposite side of this application, agrees to the following statement:
     I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.

4. The agent, by signing the opposite side of this application, agrees to the following statement:
     I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.

FOR AGAIC ONLY:

1. Under this Contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

2. The Annuity Payment Option is assumed to be the standard Life Annuity Option with 10 years certain unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

3. For 403(b)s, the Owner understands that distributions generally will not be permitted while employed with the sponsoring employer, until the Owner has attained age 59 1/2. The Owner understands that there may be exceptions to this general rule, as well as additional limitations imposed by the employer's plan. The Owner understands that in many cases the following are not subject to withdrawal restrictions: 1) employer contributions that were made to a 403(b) annuity; 2) certain amounts that were in 403(b) annuity on 12/31/1988; 3) distributions on account of death, disability, or financial hardship (elective deferrals only; no earnings); and 4) transfers between qualifying 403(b) investments.

4. If the Annuity Commencement Date is not selected, it will be the first day of the month after the Annuitant's 90th birthday (70 1/2 for qualified contracts and Traditional IRAs, but not Roth IRAs) unless the insurance company receives a written request for a change.

FOR NATIONWIDE ONLY:

1. If an Annuity Commencement Date is not selected, it will be the first day of the month after the Annuitant's 90th birthday (70 1/2 for Traditional
     IRAs) unless the insurance company receives a written request for a change.

2. Under this Contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

3. The Annuity Payment Option is assumed to be the standard Life Annuity Option with 10 years certain unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

FOR PFL LIFE ONLY:

   The annuity commencement date must be at least 30 days from purchase date. If no date is entered, we will assume the first payment to be 30 days from date of purchase.